Exhibit 99.4

Today we announced that we have entered into an agreement that would combine our company with Nielsen, a leading global provider of information and insights into what consumers watch and buy. A link to the press release is here<http://click.communication.arbitron.com/?qs=3be05f7bc62e7c0f1dea112cb2eeae392f922f323509f27bb7129ecee3803bfb>.

This transaction has been approved the boards of both companies and is subject to customary closing conditions, including regulatory review. Over the coming weeks, we will remain focused on ensuring that there is no interruption in our day-to-day operations.

The need for robust media measurement across all platforms has never been more of an imperative than it is today. Together, we believe that a combined business is better positioned to serve client needs in today’s rapidly evolving media landscape.

Nielsen and Arbitron will have a combined platform to better solve for unmeasured areas of media consumption, such as streaming audio and out-of-home, as well as deeper measurement of multicultural audiences in the U.S. Moreover, the combined offering will bring greater visibility into advertising return on investment, particularly for local market players, and provide a better linkage to retail and purchasing impact for radio.

As always, your representative at Arbitron is available to answer any questions you may have and we will do our best to keep you informed of any progress or developments. Again, we thank you for your commitment to Arbitron and we look forward to continuing our relationship as we enter into this exciting new phase with Nielsen.

Regards,

William T. Kerr

President & Chief Executive Officer

Sean R. Creamer

Executive Vice President,

Chief Operating Officer

Additional Information and Where You Can Find It

In connection with the proposed acquisition by Nielsen Holdings, N.V. (“Nielsen”) of Arbitron Inc. (“Arbitron”) pursuant to the terms of an Agreement and Plan of Merger by and among Arbitron, Nielsen, and a wholly-owned subsidiary of Nielsen, Arbitron will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Arbitron, without charge, at the SEC’s Internet site (www.sec.gov<http://www.sec.gov>). These documents may also be obtained for free from Arbitron’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to Investor Relations at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, MD 21046.

Arbitron and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Arbitron’s stockholders in respect of the proposed transaction. Information regarding Arbitron’s directors and executive officers is available in Arbitron’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements Disclaimer

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Arbitron, Arbitron’s expected financial performance, as well as Arbitron’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that Arbitron may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and Arbitron are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Arbitron’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Arbitron (including the their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.